1 TELSEY ADVISORY GROUP 3rd ANNUAL FALL CONSUMER CONFERENCE OCTOBER 2, 2012

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The factors included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2012 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this presentation or otherwise made by management. OTHER INFORMATION All dollar and share amounts are in thousands unless otherwise stated. Sub-totals and totals may not foot due to rounding.

STRATEGIC OBJECTIVE LEVERAGE THE INTERNATIONAL APPEAL OF OUR ICONIC BRANDS TO BUILD A HIGHLY PROFITABLE, SUSTAINABLE, GLOBAL BUSINESS

INTERNATIONAL OPERATIONS CAPITAL ALLOCATION PHILOSOPHY DOMESTIC STORE PROFITABILITY DIRECT-TO-CONSUMER BUSINESS

INTERNATIONAL SALES SHARE 25% 30% 20% 15% 10% 5% 0% FY08 Q2 FY12 Q2 >30% <10%

HOLLISTER EUROPE OF STORES ACHIEVING 4-WALL OPERATING MARGINS OF 30% OR GREATER 90% HOLLISTER FLAGSHIP - REGENT STREET

COMBINED TRAILING TWELVE MONTH STORE-LEVEL ROI >35% A&F FLAGSHIPS - EUROPE A&F FLAGSHIP - BRUSSELS

OR HIGHER 4-WALL OPERATING MARGIN IN ALL BUT TWO STORES 25% A&F FLAGSHIPS - EUROPE A&F FLAGSHIP - PARIS

A&F INTERNATIONAL OPENINGS TIMING TYPECITY HONG KONG MUNICH DUBLIN AMSTERDAM SEOUL SHANGHAI LONDON FLAGSHIP A&F and kids FLAGSHIP TIER 1 / FLAGSHIP TIER 1 / FLAGSHIP TIER 1 / FLAGSHIP FLAGSHIP kids FLAGSHIP AUGUST 11, 2012 Q3 2012 Q4 2012 Q4 2012 2013 FALL 2013 TBD A&F FLAGSHIP - HONG KONG

DIRECT-TO-CONSUMER BUSINESS 25% 10 SUCCESSIVE QUARTERS WITH YEAR-OVER-YEAR SALES GROWTH OF AT LEAST

DOMESTIC STORE PROFITABILITY INITIATIVES MERCHANDISE INITIATIVES INVENTORY OPTIMIZATION INSIGHT & INTELLIGENCE CUSTOMER ENGAGEMENT STORE RATIONALIZATION EXPENSE AND AUC REDUCTION

HIGH RETURN INTERNATIONAL STORE GROWTH OPERATIONAL INVESTMENTS SHARE REPURCHASES DIVIDENDS CAPITAL ALLOCATION PHILOSOPHY

NEW STORES SHARE REPURCHASES OTHER CAPEX(1) DIVIDENDS TOTAL $360.2 $357.8 $155.3 $90.2 $963.5 (1) Other Capex includes maintenance capex, IT, DTC, and DC investments USE OF CASH - LAST 6 QUARTERS $360.2 $357.8 $155.3 $90.2 DIVIDENDS NEW STORES SHARE REPURCHASES OTHER CAPEX(1)

STRATEGIC OBJECTIVE LEVERAGE THE INTERNATIONAL APPEAL OF OUR ICONIC BRANDS TO BUILD A HIGHLY PROFITABLE, SUSTAINABLE, GLOBAL BUSINESS